UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2023

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 7 are not applicable and therefore omitted.

Item 8.01.	Other Events.

On January 6, 2023, the Board of Directors of Clearfield, Inc. (the “Company”) approved the Clearfield, Inc. 2022 Stock Compensation Plan (the “2022 Plan”), subject to shareholder approval at the Company’s 2023 Annual Meeting of Shareholders.

On January 23, 2023, the Board of Directors of the Company adopted an amendment to Section 12 of the 2022 Plan to clarify that Stock Options (as defined in the 2022 Plan) may not be surrendered for cash or other equity in the Company without shareholder approval. A copy of the 2022 Plan, as amended through January 23, 2023, is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Clearfield, Inc. 2022 Stock Compensation Plan, as amended through January 23, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Cheryl Beranek
Dated: January 25, 2023		Cheryl Beranek, Chief Executive Officer